UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      September 29, 2016

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
454 Satellite Boulevard Suite 100 Suwanee, Georgia 30024
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2016, nine wholly-owned subsidiaries (the “Lessors”) of AdCare Health Systems, Inc. entered into a letter agreement (the “Letter Agreement”) with Skyline Healthcare LLC (“Skyline”) and Little Ark Realty Holdings, LLC, an affiliate of Skyline (the “Purchaser”), which amended the Purchase and Sale Agreement, dated May 10, 2016, as subsequently amended (the “Purchase Agreement”), among the Lessors and the Purchaser. As previously disclosed, the Lessors have agreed to sell, and the Purchaser has agreed to buy, the nine facilities located in Arkansas currently leased by the Lessors to Skyline, together with certain related assets, for an aggregate purchase price of $55.0 million pursuant to the Purchase Agreement (the “Purchase Transaction”).

Pursuant to the Letter Agreement, the parties have agreed to further extend the latest date by which the Purchase Transaction must close from September 30, 2016 to October 6, 2016. In addition, the Letter Agreement increases the deposit payable by the Purchaser pursuant to the Purchase Agreement, which is now non-refundable, from $1.5 million to $1.75 million. The additional $250,000 deposit was received by the Lessors on September 30, 2016. There is no assurance that the Purchase Transaction will close on the terms described herein or at all.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2016	ADCARE HEALTH SYSTEMS, INC.

/s/ Allan J. Rimland
Allan J. Rimland
President and Chief Financial Officer

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